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                                                                    EXHIBIT 32.1

                                CERTIFICATION OF
               CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
                     PURSUANT TO 18 U.S.C. SECTION 1350 AND
                        RULE 13A-14(B) OR RULE 15D-14(B)
             PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.Section 1350, as adopted), William D. Young, the Chief Executive Officer of ViroLogic, Inc. (the "Company"), and Karen J. Wilson, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1. The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as Exhibit 32.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the end of the period covered by the Periodic Report.

Dated: November 12, 2003

/s/ William D. Young                      /s/ Karen J. Wilson
--------------------------------------    --------------------------------------
William D. Young                          Karen J. Wilson
Chief Executive Officer                   Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.